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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                      April 1, 2003
                                           CLIENT/MATTER NUMBER
                                           025294-0101

Highland Hudson Group, Inc.
622 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

     We have acted as counsel for Hudson Highland Group, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Hudson Highland Group, Inc. Long Term Incentive Plan (the "Plan").

     As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Foley & Lardner

                                            FOLEY & LARDNER


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